UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 8, 2013

Commission File Number:  001-8402

ISC8 Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0280334
(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California 92626
(Address of principal executive offices)

714-549-8211
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 8, 2013, John Carson, a member of ISC8 Inc.'s ("ISC8") Board of Directors, resigned from his position as Vice Chairman of the Board and Chief Strategist of ISC8, and has formed a separate Delaware corporation under ISC8's previous name, Irvine Sensors Corporation, to further the businesses discussed under Item 8.01 below.

Item 8.01 Other Events.

Focus on Cybersecurity

On March 19, 2013, ISC8 announced that its Board of Directors has approved the cessation of its government- focused business, including the Secure Memory Systems, Cognitive Systems and Microsystems business units (the "Government Business"). The Company will continue to own the intellectual property assets associated with the Government Business, and will license them as appropriate. The cessation of the Government Business allows ISC8 to focus exclusively on its cyber security business.

As discussed under Item 5.02 above, ISC8's former Vice Chairman and Chief Strategist, John Carson, who originally founded the Government Business, has formed Irvine Sensors Corporation, a Delaware corporation, to continue the Government Business. The press release announcing ISC8's focus and John Carson's resignation is attached to this Current Report on Form 8-K as Exhibit 99.1.

Increase in Aggregate Amount of 2013 Notes Available for Issuance

On March 7, 2013, ISC8's Board unanimously approved an increase in the aggregate principal amount of Senior Subordinated Secured Convertible Notes (the "2013 Notes") available to issue to The Griffin Fund LP and certain other purchasers (the "Purchasers") from $10.0 million to $20.0 million. The 2013 Notes accrue interest at a rate of 12% per annum and are due and payable on July 31, 2013. ISC8 has issued 2013 Notes in the aggregate principal amount of approximately $7.56 million to date.

Under the terms of the 2013 Notes, Purchasers are entitled to receive shares of ISC8's common stock, par value $0.001 per share ("Common Stock") equal to 25% of the principal amount of 2013 Note purchased. As a result, ISC8's board or directors also authorized an increase in the shares of Common Stock reserved for issuance under the 2013 Notes from 27,777,778 shares to 55,555,556 shares of Common Stock. Additional terms and conditions of the 2013 Notes and Purchasers are set forth in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 4, 2012 and February 14, 2013.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The foregoing descriptions of the 2013 Notes in Item 8.01 does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of 2013 Note attached as Exhibit 10.55 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 28, 2012, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 Inc.

Date:   March 20, 2013
By:	/s/ Bill Joll

Name: Bill Joll
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated March 19, 2013